UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 7, 2012

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 31, 2012, Repros Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), in connection with the private placement by the Company of 2,145,636 shares (the “Shares”) of the Company’s common stock, par value $0.001. The Investors, comprising funds or related entities managed or controlled by Alta Partners Management VIII, LLC, Baker Bros. Advisors LLC, OrbiMed Capital LLC, Quogue Capital LLC, QVT Associates GP LLC, VenBio Select Fund LLC or VHCP Management, LLC, agreed to purchase the Shares at a price of $11.00 per Share, resulting in gross proceeds to the Company of $23,601,997, before the deduction of offering expenses. The net offering proceeds to the Company from the sale of the Shares, after deduction of the offering expenses payable by the Company, is approximately $23,100,000.  The closing of the sale and issuance of the Shares took place on September 7, 2012.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) whereby the Company agreed to file a registration statement to register the resale of the Shares by the Investors to the public. Such registration statement is required to be filed within sixty (60) days of closing; failure to file the registration statement before the expiration of such period will result in certain penalty payments being owed by the Company to the Investors. In addition, should the Company not maintain compliance with the public filings necessary for the Investors to sell their Shares pursuant to Rule 144, certain additional penalty payments are required to be made.

Subsequent to the execution of the Purchase Agreement by the Investors, the Company entered into an agreement (the “Trout Agreement”) with Trout Capital LLC (“Trout”), whereby the Company agreed to pay Trout a fee in the amount of $300,000, for their assistance in connection with the placement of the Shares. Pursuant to the Trout Agreement, Trout had no commitment to purchase any of the Shares and only acted as an agent in obtaining indications of interest for the Shares from the Investors who purchased the Shares directly from the Company, with the Company retaining final authority on all matters. The Trout Agreement also required the Company to indemnify Trout against certain liabilities arising from their services relating to the sale and issuance of the Shares.

A copy of the Purchase Agreement, the Registration Rights Agreement and the Trout Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Purchase Agreement, the Registration Rights Agreement and the Trout Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the Exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated herein by reference. The Shares were sold by the Company without registration pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Exchange Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit

Number	Description

10.1*	Securities Purchase Agreement, dated as of August 31, 2012, by and between the Company and certain institutional investors.

10.2*	Registration Rights Agreement, dated as of August 31, 2012, by and between the Company and certain institutional investors.

10.3*	Agreement dated as of September 4, 2012, by and between the Company and Trout Capital LLC.

_______________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: September 11, 2012	By:	/s/ Kathi Anderson
Kathi Anderson Chief Financial Officer

EXHIBIT INDEX

 Exhibit

Number	Description

10.1*	Securities Purchase Agreement, dated as of August 31, 2012, by and between the Company and certain institutional investors.

10.2*	Registration Rights Agreement, dated as of August 31, 2012, by and between the Company and certain institutional investors.

10.3*	Agreement dated as of September 4, 2012, by and between the Company and Trout Capital LLC.